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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Prospectuses constituting a part of the Registration Statements on Form S-8 (File Nos. 2-90789, 33-7452, 33-28848, 33-61717, and 33-42836) pertaining to the Incentive Stock Option Plan, the Key Employee Stock Purchase Plan, the 1991 Stock Option Plan and the 1991 Directors' Stock Option Plan, of our report dated February 23, 1996 with respect to the financial statements of Hytek Microsystems, Inc.


                                   /s/ Ernst & Young LLP


Reno, Nevada
March 27, 1996